UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas		75068-0009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 9, 2009, we entered into Royalty Waiver Agreement by and between us and Thomas J. Shaw, our Founder, President, and Chief Executive Officer who holds 8,700,000 shares of common stock as well as controls an additional 2,800,000 shares through a Voting Agreement.   This Royalty Waiver Agreement waives royalties under that certain Technology License Agreement, by and between us and Mr. Shaw, dated effective as of the 23rd day of June 1995, as subsequently amended (the “License Agreement”), under which Mr. Shaw is entitled to be paid a five percent (5%) royalty on all gross sales after returns of “Licensed Products” (as defined in the License Agreement).

The Royalty Waiver Agreement provides that Mr. Shaw waives payment of and releases any and all claim to unpaid royalties that would otherwise be payable directly to him, beginning with royalties attributable to the third calendar quarter of 2009, until such royalties waived equal One Million Dollars ($1,000,000.00) payable by us directly to Mr. Shaw for sales of “Licensed Products” pursuant to the terms of the License Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)                           Exhibits

10.                           Royalty Waiver Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 10, 2009	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER